EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 USC, SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Todays Alternative Energy Corporation (the “Company”) on Form 10-K for the year ended October 31, 2010, as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Len Amato, President, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 14, 2011	/s/ Len Amato
By: Len Amato
Its: President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting)

A signed original of this written statement required by Section 906 has been provided to Todays Alternative Energy Corporation and will be retained by Todays Alternative Energy Corporation. and furnished to the Securities and Exchange Commission or its staff upon request.